Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation (the "Company"), to sign the Annual Report on Form 10-K for the Company's 2007 fiscal year, and any and all amendments to said Annual Report on Form 10-K, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

SIGNATURE	DATE

//S// STEVEN R. APPLETON	July 18, 2007
Steven R. Appleton

//S// GARY P. ARNOLD	July 17, 2007
Gary P. Arnold

//S// RICHARD J. DANZIG	July 17, 2007
Richard J. Danzig

//S// JOHN T. DICKSON	July 17, 2007
John T. Dickson

//S// ROBERT J. FRANKENBERG	July 17, 2007
Robert J. Frankenberg

//S// E. FLOYD KVAMME	July 18, 2007
E. Floyd Kvamme

//S// MODESTO A. MAIDIQUE	July 17, 2007
Modesto A. Maidique

//S// EDWARD R. McCRACKEN	July 17, 2007
Edward R. McCracken